UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 9, 2008

Footstar, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11681 (Commission File Number)	22-3439443 (IRS Employer Identification No.)

933 MacArthur Boulevard Mahwah, New Jersey (Address of Principal Executive Offices)	07430 (Zip Code)

Registrant’s telephone number, including area code:  (201) 934-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On May 9, 2008, Footstar, Inc. (the “Company”) together with its wholly-owned subsidiary Footstar Corporation (together with the Company, the “Borrowers”), entered into a First Amendment to an Amended and Restated Exit Credit Agreement (the “First Amendment”), by and among the Borrowers and Bank of America N.A., as administrative agent, lender, issuing bank and collateral agent (the “Bank”), which modifies certain provisions of the Amended and Restated Exit Credit Agreement, dated February 7, 2006 (the “Credit Agreement”) by and among the Borrowers, the Bank, and other parties from time to time a party thereto.

As previously disclosed, the agreement by and among the Company, Kmart Corporation, certain affiliates of Kmart Corporation (together with Kmart Corporation, “Kmart”) and Sears Holdings Corporation, pursuant to which the Company exclusively operates the footwear departments in all Kmart stores, is scheduled to expire by its terms at the end of 2008 (the “Kmart Agreement”). The First Amendment extends the maturity date of the Credit Agreement to the earlier of December 31, 2008 or the termination of the Kmart Agreement and reduces the revolving commitments thereunder to $50,000,000 (inclusive of a $25,000,000 sublimit for letters of credit).  The Credit Agreement’s former maturity date was the earlier of November 30, 2008 or thirty days prior to the termination of the Kmart Agreement and provided for up to $100,000,000 of revolving commitments (inclusive of a $40,000,000 sublimit for letters of credit). The Credit Agreement continues to be secured by substantially all of the Borrowers’ assets.

The First Amendment provides that a vote by the Board of Directors of the Company (the “Board”) to adopt a plan of liquidation under Section 331 of the Internal Revenue Code of 1986 (as amended) shall not constitute a Default or Event of Default (as each is defined under the Credit Agreement), so long as such plan contemplates the satisfaction in full of the obligations of the Company and certain of its subsidiaries under the Credit Agreement (and appropriate reserves in connection therewith) prior to the dissolution of the Company or such subsidiaries or any final liquidating distribution by such entities.

Subject to all of the terms, conditions and limitations as set forth in the First Amendment (including, without limitation, Section 1.14 thereof), the Company may declare and pay a dividend or distribution to its stockholders in an amount up to $1.00 per share of the Company’s common stock. In addition, subject to the terms, conditions and limitations set forth in the First Amendment and the Credit Agreement (including, without limitation, Section 1.10 of the First Amendment), the Company may declare and pay additional dividends or distributions consisting solely of the net proceeds of the Company’s corporate offices in Mahwah, New Jersey and, at any time and from time to time, with the prior written consent of the Bank.

The above discussion is a summary of certain terms and conditions of the Amendment and is qualified in its entirety by the terms and conditions of the Amendment, which is incorporated by reference and attached hereto as Exhibit 10.1, and the Credit Agreement, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 13, 2006.

Item 8.01.         Other Events.

On May 9, 2008, the Company issued a press release announcing that the Board has adopted a Plan of Complete Liquidation (the “Plan”).  The Plan provides for the complete liquidation of the Company by providing for a series of distributions of cash to the stockholders of the Company generated from cash on hand, the sale of certain assets and the wind-down of the Company’s business as described in the Plan.  Under the terms of the Plan, the Company contemplates submitting a plan of dissolution to the Company’s stockholders in 2009 after expiration of the Company’s agreement with Kmart to exclusively operate the footwear departments in all Kmart stores through the end of December, 2008.

The Company also announced that the Board has declared a special cash distribution to stockholders in the amount of $1.00 per share.  The distribution will be paid on June 3, 2008 to stockholders of record at the close of business on May 28, 2008.

Copies of the Plan and the Company’s press release announcing the adoption of the Plan and the declaration of the distribution are attached hereto as Exhibit 2.1 and Exhibit 99.1, respectively, to this Form 8-K and are incorporated herein by reference.  The foregoing summary of the Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the attached Plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title

2.1	Plan of Complete Liquidation of Footstar, Inc.

10.1
First Amendment to an Amended and Restated Exit Credit Agreement dated May 9, 2008 by and among Footstar, Inc. and Footstar Corporation as Borrowers, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent for itself and the Lenders, as swingline lender, as issuing bank and as collateral agent

99.1	Press Release of Footstar, Inc. dated May 9, 2008

*          *            *            *            *

Note on Forward-Looking Statements

This report contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of words such as “anticipate,” “estimates,” “should,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, results of operations, liquidity, future operating or financial performance and other future events and circumstances. Factors that could affect the Company’s forward-looking statements include, among other things:

•
the impact of any dividends or any other special distributions to shareholders on the Company’s future cash requirements and liquidity needs, both in connection with the Company’s operations and all contingencies and obligations;

•	the plan of dissolution is subject to approval and adoption by the Company’s shareholders;

•
under a plan of dissolution, the Company’s remaining assets would be disposed of, known liabilities would be paid or provided for and reserves would be established for contingent liabilities, with any remaining assets available for ultimate distribution; uncertainties exist as to the disposition value of remaining assets as well as the amount of our liabilities and obligations, and, in connection with the liquidation plan and subsequent dissolution, there can be no assurance as to the amount of any cash or other property that may potentially be distributed to shareholders or the timing of any distributions;

•	there can be no assurance that issues will not arise in connection with the obligations, adjustments and payments to occur on the termination of the Kmart Agreement;

•	as our Kmart business winds down during 2008, we may encounter problems and other issues that may adversely impact our Kmart Agreement or our other business obligations or our financial results;

•
we do not currently expect to generate any material revenues or operating income following the termination of our Kmart business, although we will continue to incur significant costs in connection with any of our ongoing operations and continued corporate existence as well as costs to wind-down our business;

•	the Company will likely be unable to realize the benefits of our net operating loss carry forwards;

•
the Company’s ability to manage the anticipated wind-down of its current businesses in connection with the termination of the Company’s Kmart business by the end of 2008 (subject to any earlier termination by mutual agreement of Kmart and the Company or, in certain particular circumstances provided for in the Kmart Agreement, unilaterally by a party pursuant to the existing early termination or default terms of the Kmart Agreement);

•	whether the Company continues to operate the footwear departments in Kmart stores through December 2008;

•	the Company’s ability to obtain and maintain adequate terms and service with vendors and service providers and to ensure timely delivery of goods through December 2008;

•	the effect of making more current certain vendor payable terms effective February 2008;

•	the ability to maintain contracts that are critical to the Company’s operations;

•	the Company’s ability to successfully implement and maintain internal controls and procedures that ensure timely, effective and accurate financial reporting;

•	the Company’s ability to reduce overhead costs commensurate with any decline in sales and in connection with the winding down of the Company’s business;

•	the Company’s ability to manage and plan for the disposal of, closing or conversion of Kmart stores;

•	intense competition in the markets in which the Company competes; and

•	retention of employees.

The Company’s operation of the footwear departments in Kmart stores accounts for substantially all of the Company’s net sales and net profits. The Kmart Agreement, pursuant to which the Company operates these footwear departments, is scheduled to expire at the end of 2008 (subject to any earlier termination by mutual agreement of Kmart and the Company or, in certain particular circumstances provided for in the Kmart Agreement, unilaterally by a party pursuant to the existing early termination or default terms of the Kmart Agreement) at which time Kmart has agreed to purchase the inventory in the Kmart footwear departments operated by the Company.

You should also consider the “risk factors” and “factors to consider” included in the Company’s 2007 Annual Report on Form 10-K and the 2008 first quarter Quarterly Report on Form 10-Q, each of which is available on the Company’s website under Investor Relations at www.footstar.com.

Because the information in this Current Report on Form 8-K is based solely on data currently available, it is subject to change and should not be viewed as providing any assurance regarding the Company’s future performance. Actual results, performance, events, plans and expectations may differ from the Company’s current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to the Company’s business, financial condition, results of operations, liquidity and prospects. Additionally, the Company does not plan to update any of its forward looking statements based on changes in assumptions, changes in results or other events subsequent to the date of this Current Report on Form 8-K, other than as included in the Company’s future required SEC filings, or as may otherwise be legally required.

Proxy Disclosure

On May 7, 2008, the Company filed with the SEC a preliminary proxy statement in connection with its 2008 Annual Meeting of Stockholders.  The Company plans to file with the SEC and furnish to its stockholders a definitive proxy statement in connection with its 2008 Annual Meeting of Stockholders and advises its security holders to read the definitive proxy statement when it becomes available because it will contain important information.  Security holders may obtain a free copy of the definitive proxy statement and other documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov.  The definitive proxy statement and these other documents may also be obtained for free from the Company by directing a request to Footstar, Inc., Attention: Corporate Secretary, 933 MacArthur Boulevard, Mahwah, NJ 07430.

The Company, its directors and certain named executive officers may be deemed to be participants in the solicitation of the Company’s security holders in connection with its 2008 Annual Meeting of Stockholders.  Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s preliminary proxy statement filed on May 7, 2008 with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Footstar, Inc.

Date: May 9, 2008	By:	/s/ Maureen Richards
Name: Maureen Richards
Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Title

2.1	Plan of Complete Liquidation

10.1
First Amendment to an Amended and Restated Exit Credit Agreement dated May 9, 2008 by and among Footstar, Inc. and Footstar Corporation as Borrowers, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent for itself and the Lenders, as swingline lender, as issuing bank and as collateral agent

99.1	Press Release of Footstar, Inc. dated May 9, 2008